Exhibit 8.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
September 3, 2008
TEPPCO Partners, L.P.
1100 Louisiana, Suite 1600
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as counsel to TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale from time to time by the Partnership of units representing limited partner interests in the Partnership and senior and subordinated debt securities and by the subsidiary guarantors named therein of guarantees of such debt securities. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the heading “Material Tax Consequences” in the Registration Statement.
     We hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.
     In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) a representation letter provided to us by the Partnership in support of this opinion, (iii) certain other filings made by the Partnership with the Commission and (iv) other information provided to us by the Partnership.
     At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Discussion. This consent does not constitute an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Yours very truly,
/s/ BAKER BOTTS L.L.P.